Exhibit 24

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints F. J. Dellaquila, S. Y. Bosco, R. J. Schlueter and J. G. Shively, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 to be filed by Emerson Electric Co. (the “Company”) for the registration of shares of the Company’s Common Stock and/or plan participation interests in connection with the Emerson Electric Co. Retirement Savings Plan, and any and all supplements and amendments, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The foregoing power of attorney shall include the power to cause such registration statement for the Emerson Electric Co. Retirement Savings Plan to constitute post-effective amendments to any prior registration statements for such plan.

Signature	Title	Date

/s/ D. N. Farr D. N. Farr	Chairman of the Board and Chief Executive Officer	November 7, 2017

/s/ F. J. Dellaquila F. J. Dellaquila	Senior Executive Vice President and Chief Financial Officer	November 7, 2017

/s/ R. J. Schlueter R. J. Schlueter	Vice President – Accounting, Controller and Chief Accounting Officer	November 7, 2017

/s/ C. A. H. Boersig C. A. H. Boersig	Director	November 7, 2017

/s/ J. B. Bolten J. B. Bolten	Director	November 7, 2017

/s/ G. A. Flach G. A. Flach	Director	November 7, 2017

/s/ A. F. Golden A. F. Golden	Director	November 7, 2017

/s/ C. Kendle C. Kendle	Director	November 7, 2017

/s/ M. S. Levatich M. S. Levatich	Director	November 7, 2017

/s/ J. W. Prueher J. W. Prueher	Director	November 7, 2017

/s/ R. L. Stephenson R. L. Stephenson	Director	November 7, 2017

/s/ J. S. Turley J. S. Turley	Director	November 7, 2017